EXHIBIT 99.1

OneTravel Holdings, Inc. and Certain Wholly-Owned Subsidiaries File for Bankruptcy

Resignation of Certain Directors and Officers

ATLANTA – July 11, 2006—OneTravel Holdings, Inc. (OTVL), a leading online provider of travel and leisure services, announced today that it and certain of its wholly-owned subsidiaries, OneTravel, Inc., Farequest Holdings, Inc., Flightserv, Inc., and FS Tours, Inc. have filed voluntary petitions under Chapter 11, title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Western District of Texas Midland Division. Interim debtor-in-possession financing has been approved by the Bankruptcy Court.

While under Chapter 11, OneTravel Holdings, Inc. plans to operate its business in the ordinary course under the protection of the bankruptcy court while seeking to work out a plan of reorganization that is in the best interests of its customers, employees, creditors and shareholders.

Effective as of the close of business on July 7, 2006, P. Roger Byer, John T. Sicilian, James A. Verbrugge and J. Michael Carroll resigned as directors of the Company; Jeffrey F. Willmott resigned his positions as director and Chairman of the Company; and Ronald L. Attkisson resigned his positions as director and Interim Chief Executive Officer of the Company.

Edward J. Wegel was elected a director of the Company on July 7, 2006. Mr. Wegel, who has been serving as Chief Restructuring Officer of the Company since May 30, 2006, was elected as Chief Executive Officer and President of the Company on July 10, 2006. Philip A. Ferri, who has been serving as Chief Financial Officer of the Company since April 28, 2005, was elected as Vice President, Secretary and Treasurer of the Company on July 10, 2006.

Currently, Mr. Wegel is the sole director of the Company. Mr. Wegel is also the Chief Executive Officer, President and Chief Restructuring Officer. Mr. Ferri is the Chief Financial Officer, Vice President, Secretary and Treasurer. There are currently no other executive officers of the Company.

About OneTravel Holdings, Inc. (OTVL)

OneTravel Holdings, Inc. (www.onetravelholdings.com) derives all of its revenues from its travel business subsidiaries, Farequest Holdings, Inc., operating under the name 1-800-CHEAPSEATS, www.1-800-cheapseats.com and OneTravel, Inc. operating under the names www.onetravel.com, www.cheapseats.com, www.discounthotels.com and

www.11thhour.com. Statements in this news release about anticipated or expected future revenue or shareholder value growth or expressions of future goals or objectives, including statements regarding market conditions or whether current plans to grow and strengthen the Company’s business will be implemented or accomplished, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. When used in this release and documents, the words “anticipate”, “believe”, “estimate”, “expect” and similar expressions, as they relate to the Company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. All forward-looking statements in this release are based upon information available to the Company on the date of this release. Any forward-looking statements involve risks and uncertainties, including the risk that the Company will be unable to grow or strengthen its business due to a lack of capital or a change in market demand for its products and services or to fully or effectively integrate all business units or the inability to realize anticipated cost savings or revenue and stockholder value growth opportunities associated with the acquisitions of Farequest Holdings, Inc. and OneTravel, Inc. The Company has previously mentioned in conference calls that gross bookings are not equal to gross revenues under generally accepted accounting principles, so no inference can be made about profitability based on gross bookings unless expressly stated by the Company. The Company is also subject to those risks and uncertainties described in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the Company’s historical losses and negative cash flow, its need for additional capital, including to finance the $12,500,000 promissory notes payable to the former stockholders of OneTravel, Inc. and $15,625,000 of the Company’s Secured Convertible Debentures that have been accelerated by the noteholders, and that future financing, if available, will dilute the Company’s current common stockholders, plus the Company’s inability to maintain listing with the American Stock Exchange and its resultant trading on the “Pink Sheets”, could have an adverse affect on the Company’s stock value and liquidity. Additionally, forward-looking statements concerning the performance of the travel and leisure industry are based on current market conditions and risks, which may change as the result of certain regulatory, political, or economic events, a shift in consumer travel preferences, as well as those risks and uncertainties described in the Company’s SEC filings, which could cause actual events or results to differ materially from the events or results described in the forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.

Company Contact:

Edward J. Wegel

(404) 256-6620